UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 30, 2008

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Exact name of registrant as specified in charter)

New Jersey	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2008, the Board of Trustees of First Real Estate Investment Trust of New Jersey ("FREIT") approved the amendment and restatement of FREIT's Officers and/or Trustees Deferred Fee Plan (the "Plan").  The Plan allows officers and/or trustees of FREIT to elect to defer payment of all or a portion of the fees they receive for serving as an officer and/or trustee of FREIT.  The amendments to the Plan were intended to make the Plan compliant with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder and relate to, among other things, elections that a participant in the Plan may make for the payment of benefits under the Plan.  The Plan as amended and restated is attached hereto as Exhibit 10.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT
TRUST OF NEW JERSEY
(Registrant)

	By:	/s/ Robert S. Hekemian
Robert S. Hekemian
Chairman of the Board and CEO
Date: January 5, 2009

EXHIBIT INDEX

Exhibit
Number	Description
10	Officers and/or Trustees Deferred Fee Plan

4